                                                                   EXHIBIT 99.2

                     [@NFX PUBLICATION LOGO APPEARS HERE]


@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

If you have problems viewing this e-mail please go to www.newfld.com

February 11, 2004

--------------------------------------------------------------------------------
This edition of @NFX includes:

o   Update on drilling activities during the fourth quarter and full-year 2003;

o   Guidance for the first quarter of 2004; and

o   Updated tables detailing complete hedging positions
--------------------------------------------------------------------------------

2003 was a record year - financially and operationally. We drilled 200 wells in 2003 compared to 83 wells in 2002. Our overall success rate was 85%. The Mid-Continent was the most active region in terms of well counts. We drilled 95 wells in the Mid-Continent in 2003 compared to just 40 in 2002.

We drilled 69 wells in the Onshore Gulf Coast in 2003 - 57 were successful. About 50 of those wells were on the acreage we acquired in the EEX transaction. We remained one of the most active companies in the Gulf of Mexico, drilling 33 wells. Two of the wells were in deepwater.

We plan to drill 15-20 wells in the traditional Gulf, 6-8 deep shelf wells and 3-4 wells in deepwater. Along the onshore Gulf Coast, we'll drill 30-50 development wells and 15-20 exploration wells. In the Mid-Continent, we expect to drill 150-160 wells. We also expect to drill 4-6 wells internationally, including our first test in the North Sea in the second half of this year. We expect to commence a development plan on our two field discoveries in Bohai Bay that will lead to '06 oil production.

We announced a 2004 capital budget of $600 MM. Based on our drilling inventory, we plan to spend $230 million on exploration - topping our $200 MM exploration budget in 2003. We have development projects that will require about $315 million of investments and we budgeted increased international spending of about $60 million in 2004.

ONSHORE GULF COAST

During the fourth quarter of 2003, we operated the drilling of 14 wells in Texas and Louisiana... 12 of which were successful. For the full year 2003, we drilled 69 wells onshore Texas and Louisiana, of which 57 were successful.

WALT DEEP

We made a new field discovery in the fourth quarter with the drilling of our Walt Deep Prospect, located near Provident City in Lavaca County, Texas. The well found 150' of net gas pay and testing is underway. We operate the development of Walt Deep with a 100% working interest.

WEST CANEY CREEK FIELD

We continued to drill development wells in our West Caney Creek Field, located in Wharton County, Texas. During the fourth quarter, we drilled our best well in the field to date - the Peach Creek G.U. #5. The well is now on line at more than 18 MMcfe/d. The Davis Locke #2 well is drilling. We've drilled eight successful wells in this field to date and have 5-7 locations remaining. We operate the West Caney Creek Field and our working interest ranges from 58-77%.

SOUTHWEST JONES CREEK

Southwest of the West Caney Creek Field, the Pryor #1 wildcat well was a recent success, discovering a new field we call Southwest Jones Creek. A flow line is currently being hooked to the well and first production is expected later this month. We operate the new development with a 50% working interest.

DESTINO DEEP

During the fourth quarter, we drilled a successful development well offsetting our Destino Deep discovery well. The Carillo Conoco Fee #1 sidetrack well found pay in two objectives and was completed. We have a 68% working interest in the well. The Destino Deep discovery well tested 26 MMcf/d. We have a 79% working interest in this initial well. We are building production facilities now and expect to have the field on line late in the first quarter.

LA RUCIA RANCH

The La Rucia Ranch #16 well, located in Hidalgo County, Texas, was successful and found 100' of net gas pay. The well is on-line at 7 MMcf/d and 280 BCPD. We are the operator and have a 67% working interest. Success at La Rucia Ranch #16 sets up 3-5 additional development wells that we plan to drill in 2004.

VAL VERDE BASIN

The Val Verde Basin of southwest Texas was our most active drilling area in the onshore Gulf Coast division in 2003. We drilled 20 successful wells out of 22 attempts and now hold more than 100,000 gross lease acres in the area. More than 15,000 gross acres were added in 2003. Gross daily production in the trend is about 30 MMcfe/d. We expect to drill at least 20 development wells and 5 exploration wells in the area in 2004.

EAST VINEGARONE FIELD

Our most significant development project in the Val Verde Basin is the East Vinegarone Field, located in Edwards County. We control about 10,000 gross acres in the field and leased 3,700 acres in 2003. We drilled 14 development wells in 2003 and increased field production to over 22 MMcfe/d. We expect to drill additional exploration and development wells in the field in 2004. We own a 100% working interest in this field.

EAST TEXAS

We remained active in East Texas, a new focus area gained through the acquisition of EEX in late 2002. Development drilling is underway in three fields - Oak Hill, Woodlawn and Carthage - where we drilled 13 successful wells in 2003. We operate the fields with working interests ranging from 98-100%. Development drilling in the Carthage Field began in the fourth quarter. Most recently, the Adams 1-3 well was successful finding 190' of pay and the Adams 1-4 is currently drilling.

GALVESTON BAY

During 2003, we drilled two successful wells in Galveston Bay. We also drilled a successful replacement well at State Tract 65 in a field that had been offline due to mechanical reasons. The recently tested Goldfish Prospect was a dry hole. We operated the well with a 62% interest.

SOUTHERN LOUISIANA

We are currently drilling two deep exploration tests in Southern Louisiana. Lake Hatch, located in Terrebonne Parish, is expected to be down in the next several weeks. The second test currently drilling is Moose. Moose has a planned total depth of 23,500'. We have a 25% interest in this outside operated well. The Canvasback Prospect, located in St. Martin Parish, was a dry hole.

GULF OF MEXICO

In the Gulf of Mexico, we drilled six wells in the fourth quarter including one dry hole. For the year, we drilled 33 wells in the Gulf of Mexico (2 in deepwater), including 12 dry holes. Five rigs are currently drilling.

EUGENE ISLAND 143

Development drilling around a 2002 deep shelf discovery continued in the fourth quarter. We now have three wells on line in the field. The field is currently producing 25 MMcfe/d and we have a 50% working interest.

SHIP SHOAL 69 #6 ST

The well was drilled to 12,100' and logged pay in four sands. The well was drilled from an existing platform and is now on line at 5 MMcfe/d. We operated the well with a 75% working interest.

SOUTH TIMBALIER 148

We drilled two successful wells at South Timbalier 148. Our B-1 ST found 60' of net gas pay and is now on line at 5 MMcf/d. We have an 83% working interest in this well. We followed with the drilling of the South Timbalier 148 D-4 ST well and found more than 100' of net gas pay. The well is expected to be on line in late February at 5 MMcf/d. We operated the well with a 56% working interest.

SOUTH PASS 11

We drilled a successful development well with the #193. The well is now on line at 16.5 MMcf/d and 425 BCPD. We own a 33% working interest in the well.

We drilled one dry hole during the quarter at High Island 207 with the #5 exploration well.

MID-CONTINENT

We drilled 95 wells in the Mid-Continent in 2003 (with only three dry holes) and expect to drill 150-160 wells in 2004. This compares to the drilling of just 40 wells in 2002. We are currently operating 12 rigs and participating in three outside operated wells. We expect to maintain 12-13 rigs for the near future. Activity is primarily related to our "gas mining" play. Below are some recent highlights.

GRAND AREA

We are now running three rigs in the Grand area, located in Ellis County, Oklahoma. We expect to maintain a three-rig program through much of 2004. Current production is 13 MMcfe/d. We have a 100% working interest in the field. We added more than 22,000 net acres of new leasehold in the area in 2003 and now have about 30,000 net acres to develop.

STILES RANCH/BUFFALO WALLOW

We are running three operated rigs in the Texas Panhandle. Our interests in these areas came primarily through two acquisitions: EEX in 2002 put us in the Stiles Ranch Field; and Primary Natural Resources in late 2003 put us in the Buffalo Wallow area. Our three-rig program is expected to continue throughout 2004. Current production is about 11 MMcfe/d and we have a 100% working interest in both fields.

CROMWELL PLAY

Located in Pittsburg County, we drilled 20 wells in the Cromwell play area in 2003 and continue to run a three-rig program today. Since January 1, 2004, we've drilled 4 operated wells and production from the Cromwell play is now up to 13 MMcfe/d. We expect to drill over 50 wells in this area during 2004. During 2003 we acquired 24,000 net acres and now have over 40,000 net acres in the Cromwell Area.

BIG 4

We have two rigs drilling in the Big 4 play, located in Central Oklahoma. Operations in this area kicked off in the second half of last year and we now expect to drill about 20 wells in 2004.

2004 Estimates

Below are production estimates for the full-year 2004 and estimates for significant operating and financial data for the first quarter of 2004. Although the Company believes the expectations reflected in this forward-looking information are reasonable, such expectations are based upon assumptions and anticipated results that are subject to numerous uncertainties. Please see the discussion regarding forward-looking information at the end of this publication.

2004 PRODUCTION

As previously announced, Newfield expects its 2004 production to be in the range of 225 - 235 Bcfe, an increase of 2 - 5% over 2003 production of 220.6 Bcfe.

About 50% of the Company's production in 2004 is expected to come from the Gulf of Mexico. About 30-35% of total production in 2004 is expected to come from the onshore Gulf Coast region. The Mid-Continent region accounts for 15-20% of expected 2004 production.

First Quarter 2004 Estimates

NATURAL GAS PRODUCTION AND PRICING

The Company's natural gas production in the first quarter of 2004 is expected to be 44 - 48 Bcf (480 - 530 MMcf/d). The price the Company receives for natural gas production from the Gulf of Mexico and onshore Gulf Coast has typically tracked the Henry Hub Index. Gas from Mid-Continent properties has typically sold at a discount of $0.12 - $0.15 per Mcfe to Henry Hub. Hedging gains or losses will affect price realizations.

CRUDE OIL PRODUCTION AND PRICING

Oil production in the first quarter of 2004 is expected to be 1.3 - 1.5 million barrels (14,800 - 16,500 BOPD). The price the Company receives for Gulf Coast production has typically averaged about $2 below the NYMEX West Texas Intermediate (WTI) price. Oil production from the Mid-Continent has typically sold at a $1.00 - $1.50 per barrel discount to WTI. Hedging gains or losses will affect price realizations.

LEASE OPERATING AND OTHER EXPENSES

LOE is expected to be $31 - $35 million ($0.60 - $0.66 per Mcfe) in the first quarter of 2004. Production taxes in the first quarter of 2004 are expected to be $10 - $11 million ($0.20 - $0.22 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

GENERAL AND ADMINISTRATIVE EXPENSE

G&A expense for the first quarter of 2004 is expected to be $15 - $17 million ($0.28 - $0.30 per Mcfe), net of capitalized direct internal costs. Capitalized G&A expense is expected to be $6 - $8 million. G&A expense includes stock and incentive compensation expense. Incentive compensation expense depends largely on net income.

INTEREST EXPENSE

The non-capitalized portion of the Company's interest expense for the first quarter of 2004 is expected to be $5 - $6 million ($0.09 - $0.10 per Mcfe). Current borrowings under the Company's bank facilities are $85 million. The remainder of long-term debt consists of three separate issuances of notes that in the aggregate total $550 million in principal amount. Capitalized interest for the first quarter of 2004 is expected to be about $6 - $7 million.

INCOME TAXES

Including both current and deferred taxes, Newfield expects its consolidated income tax rate in the first quarter of 2004 to be about 35 - 38%. About 45% of the tax provision is expected to be deferred.

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Please see the tables below for our complete hedging positions.

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NATURAL GAS HEDGE POSITIONS

The following hedge positions for the first quarter of 2004 and beyond are as of February 10, 2004:

First Quarter 2004
------------------

                                WEIGHTED AVERAGE                                          RANGE
Volume                Fixed           Floors          Collars                  Floor                   Ceiling
13,435 MMMBtus        $5.42           --              --                       --                      --
26,005 MMMBtus        --              --              $4.96 -- $8.51           $3.00 -- $5.50          $4.16 -- $15.00
3,600 MMMBtus         --              $5.24           --                       $4.25 -- $5.25          --

Second Quarter 2004
-------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
17,565 MMMBtus               $4.76           --              --                             --                      --
11,595 MMMBtus               --              --              $4.68 -- $5.96                 $3.00 -- $5.25          $4.16 -- $6.67
2,250 MMMBtus                --              $4.21           --                             $4.20 -- $4.21          --

Third Quarter 2004
------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
17,275 MMMBtus               $4.75           --              --                             --                      --
11,595 MMMBtus               --              --              $4.68 -- $5.96                 $3.00 -- $5.25          $4.16 -- $6.67
2,250 MMMBtus*               --              $4.21           --                             $4.20-- $4.21           --

Fourth Quarter 2004
-------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
7,645 MMMBtus                $4.78           --              --                             --                      --
4,195 MMMBtus                --              --              $4.57 -- $5.86                 $3.00 -- $5.25          $4.16 -- $6.67
750 MMMBtus*                 --              $4.21           --                             $4.20-- $4.21           --

First Quarter 2005
------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
2,245 MMMBtus                $4.71           --              --                             --                      --
345 MMMBtus                  --              --              $3.50 -- $4.16                 $3.50                   $4.16

Second Quarter 2005
-------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
1,065 MMMBtus                $4.24           --              --                             --                      --
345 MMMBtus                  --              --              $3.50 -- $4.16                 $3.50                   $4.16

Third Quarter 2005
-------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
1,065 MMMBtus                $4.24           --              --                             --                      --
345 MMMBtus                  --              --              $3.50 -- $4.16                 $3.50                   $4.16

Fourth Quarter 2005
-------------------

                                        WEIGHTED AVERAGE                                               RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
1,065 MMMBtus                $4.24           --              --                             --                      --
345 MMMBtus                  --              --              $3.50 -- $4.16                 $3.50                   $4.16

NATURAL GAS 3-WAY COLLARS
-------------------------

                                         FLOORS                   COLLARS
                                         ------                --------------
First Quarter 2004
------------------
1,050 MMMBtus                            $3.70                 $5.25 -- $7.00
1,200 MMMBtus                            $3.65                 $5.25 -- $7.00

Second Quarter 2004
-------------------
1,350 MMMBtus                            $3.50                 $4.50 -- $6.08
900 MMMBtus                              $3.50                 $4.50 -- $6.10
1,800 MMMBtus                            $3.76                 $4.76 -- $5.20
900 MMMBtus                              $3.61                 $4.61 -- $5.20
1,800 MMMBtus                            $3.62                 $4.62 -- $5.20

Third Quarter 2004
------------------
1,350 MMMBtus                            $3.50                 $4.50 -- $6.08
900 MMMBtus                              $3.50                 $4.50 -- $6.10
1,800 MMMBtus                            $3.76                 $4.76 -- $5.20
900 MMMBtus                              $3.61                 $4.61 -- $5.20
1,800 MMMBtus                            $3.62                 $4.62 -- $5.20

Fourth Quarter 2004
-------------------
450 MMMBtus                              $3.50                 $4.50 -- $6.08
300 MMMBtus                              $3.50                 $4.50 -- $6.10
600 MMMBtus                              $3.76                 $4.76 -- $5.20
300 MMMBtus                              $3.61                 $4.61 -- $5.20
600 MMMBtus                              $3.62                 $4.62 -- $5.20

These 3-way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The collar contracts have floor and ceiling prices per MMMBtu as per the table above until the market price drops below the floor price above. Below the floor price, these contracts effectively result in realized prices that are on average $1.51 per MMMBtu higher than the cash price that otherwise would have been realized.

CRUDE OIL HEDGE POSITIONS

The following hedge positions for the first quarter of 2004 and beyond are as of February 10, 2004:

First Quarter 2004
------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
69,000 Bbls                  $26.86          --              --                             --                      --
405,000 Bbls                 --              --              $22.70 -- $27.28               $22.00 -- $24.00        $26.04 -- $29.70
286,000 Bbls*                --              --              $26.00 -- $29.98               $26.00                  $29.80 -- $30.05

Second Quarter 2004
-------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
24,000 Bbls                  $23.23          --              --                             --                      --
300,000 Bbls                 --              --              $22.80 -- $27.16               $22.00 -- $24.00        $26.04 -- $28.85
377,000 Bbls*                --              --              $25.76 -- $29.91               $25.00 -- $26.00        $29.70 -- $30.05

Third Quarter 2004
------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
114,000 Bbls                 $28.61          --              --                             --                      --
225,000 Bbls                 --              --              $25.67 -- $30.64               $22.00 -- $27.00        $26.35 -- $32.30
379,000 Bbls*                --              --              $25.76 -- $29.91               $25.00 -- $26.00        $29.70 -- $30.05

Fourth Quarter 2004
-------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
114,000 Bbls                 $28.61          --              --                             --                      --
165,000 Bbls                 --              --              $27.00 -- $32.20               $27.00                  $32.10 -- $32.30
379,000 Bbls*                --              --              $25.76 -- $29.91               $25.00 -- $26.00        $29.70 -- $30.05

First Quarter 2005
------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
141,000 Bbls                 $27.37          --              --                             --                      --
165,000 Bbls                 --              --              $27.00 -- $32.20               $27.00                  $32.10 -- $32.30
90,000 Bbls*                 --              --              $25.00 -- $29.70               $25.00                  $29.70

Second Quarter 2005
-------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
51,000 Bbls                  $22.63          --              --                             --                      --
75,000 Bbls                  --              --              $27.00 -- $32.10               $27.00                  $32.10

Third Quarter 2005
------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
51,000 Bbls                  $22.63          --              --                             --                      --

Fourth Quarter 2005
-------------------

                                       WEIGHTED AVERAGE                                                RANGE
Volume                       Fixed           Floors          Collars                        Floor                   Ceiling
51,000 Bbls                  $22.63          --              --                             --                      --


*These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below $21.00 per barrel. Below $21.00 per barrel, these contracts effectively result in realized prices that are on average $4.76 per barrel higher than the cash price that otherwise would have been realized.

The Company provides information regarding its outstanding hedging positions in its annual report and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on Newfield's web page at http://www.newfld.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. We rely on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Our areas of operation include the Gulf of Mexico, the onshore U.S. Gulf Coast, the Anadarko and Arkoma Basins and select international ventures.


**Certain of the statements set forth in this publication regarding planned capital expenditures, drilling plans, the commerciality and development of discoveries in China and estimated or anticipated full year 2004 production volumes and first quarter results and production volumes are forward-looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.